                                                                     Exhibit 4.1

                    AMENDMENT, WAIVER AND RELEASE AGREEMENT
                    ---------------------------------------

          This Amendment, Waiver and Release Agreement (this "Agreement") is entered into as of October 12, 1999, by the and among ABC-NACO Inc., a Delaware corporation (the "Company"), ABC-NACO de Mexico, S.A. de C.V., a Mexican corporation (the "Mexican Borrower"), Dominion Castings Limited, an Ontario corporation (the "Canadian Borrower" and, together with the Company and the Mexican Borrower, the "Borrowers"), each of the several financial institutions signatory hereto (collectively, the "Majority Lenders") and Bank of America, National Association (f/k/a Bank of America National Trust and Savings Association) individually and as agent (the "Agent") for the benefit of the Lenders under the Credit Agreement hereinafter referred to.

                                    RECITALS
                                    --------

          A. The Borrowers, Bank of America Canada, as Canadian Revolving Lender, the financial institutions from time to time party thereto (the "Lenders") and the Agent and Letter of Credit Issuing Lender are parties to that certain credit agreement dated as of February 19, 1999 (the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings ascribed to them by the Credit Agreement.

          B. Under the Loan Documents, the assets of the Mexican Borrower and its Subsidiaries serve as collateral for the Obligations of the Company. It was intended, however, that such assets serve as collateral only if or for so long as such security would not result in any economic detriment for the Company.

          C. As a result of circumstances unanticipated by the parties, the Company has and will continue to incur economic detriment arising from such collateral.

          D.  Accordingly, the undersigned Majority Lenders, in accordance with
Section 11.01(b) of the Credit Agreement, wish to authorize the Agent acting in its capacity as Collateral Agent under the Collateral Documents to, effective as of the date of the Credit Agreement, (i) effect the release of Collateral of the Mexican Borrower and the subsidiaries of the Mexican Borrower (the "Mexican Subsidiaries" and together with the Mexican Borrower, the "Mexican Entities") securing the Obligations of the Company and the Canadian Borrower that such Collateral will only secure the Mexican Borrower's Obligations; (ii) release each of the Mexican Entities from its Obligation under the Mexican Guaranty to guaranty the Obligations of the Company and the Canadian Borrower and (iii) reduce the percentage of shares of the Mexican Borrower that is pledged as Collateral, in each case on the terms and conditions set forth below (collectively, the "Releases").

          E. The Borrowers, the Agent and the undersigned Majority Lenders wish to amend certain provisions of the Credit Agreement and waive certain provisions of the Credit Agreement on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

          1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

               (a) The definition of "Fiscal Quarter" in Article I of the Credit Agreement is amended by deleting it in its entirety and substituting in lieu thereof the following:

               "means, prior to November 1, 1999 each of the quarterly accounting periods ending on October 31, January 31, April 30 and July 31 and for December 31, 1999, the accounting period ending the immediately preceding 12 months and thereafter each of the quarterly periods ending on March 31, June 30, September 30 and December 31 of each fiscal year."

               (b) The definition of "Interest Coverage Ratio" in Article I of the Credit Agreement is amended by deleting the period at the end thereof and adding the following:

               "provided, that, with respect to the period ending December 31, 1999, Consolidated Interest Expense shall be calculated for the immediately preceding twelve months."

               (c) The definition of "Leverage Ratio" in Article I of the Credit Agreement is amended by deleting the period at the end thereof and adding the following:

               "provided, that, with respect to the period ending December 31, 1999, EBITDA shall be calculated for the immediately preceding twelve months."

               (d) The definition of "Senior Leverage Ratio" in Article I of the Credit Agreement is amended by deleting the period at the end thereof and adding the following:

               "provided, that, with respect to the period ending December 31, 1999, EBITDA shall be calculated for the immediately preceding twelve months."

               (e) Sections 8.14 through 8.16 of the Credit Agreement are amended by deleting all references therein to "January" and substituting in lieu thereof "March."

               (f) Section 8.17 of the Credit Agreement is amended by inserting the following immediately after the "1999" in the first column of the table therein:

               "and for the immediately preceding twelve month period ending December 31, 1999"

          2. Consent and Waiver. Any breach by the Borrowers of the provisions of Section 8.12 as a result of the change of the fiscal year of the Company and its Subsidiaries is hereby waived.

          3. Release of Collateral. As of the date of the Credit Agreement, the undersigned Majority Lenders hereby authorize the Collateral Agent in its discretion to take any and all necessary actions necessary to:

               (a) effect a complete release of the Liens on Collateral of the Mexican Entities securing Obligations of the Company and the Canadian Borrower other than Liens securing the direct Obligations of the Mexican Borrower which shall continue in full force and effect;

               (b) release the Mexican Entities from their guaranty of the Obligations of the Company and the Canadian Borrower pursuant to the relevant Guaranty; provided, that notwithstanding anything to the contrary set forth herein, any and all guaranties of the direct Obligations of the Mexican Borrower shall continue in full force and effect;

               (c) release the shares of stock of the Mexican Borrower constituting more than 65% of the shares of the Mexican Borrower's stock pledged to the Collateral Agent as Collateral securing the Obligations of the Company under the relevant Pledge Agreement.

          4. Covenants of the Borrowers. The Borrowers hereby agree, as soon as possible, but not later than November 30, 1999, to:

               (a) repay in full all outstanding obligations under that certain loan to Creditanstalt Corporate Finance, Inc. listed on Schedule 8.05 to the Credit Agreement and cancel all remaining commitments thereunder; and

               (b) deliver to the Agent for the benefit of the Lenders:

                    (i) a fully executed deed of trust, mortgage or similar document in each case in form and substance satisfactory to the Agent, which shall cover the Borrower's rail mill facility located at 2705 South State Street in Chicago Heights, Illinois (the "Chicago Heights Mill");

                    (ii) a mortgage title insurance policy relating to the Chicago Heights Mill issued by a title insurance company satisfactory to the Agent, in form and substance satisfactory to the Agent and insuring the Agent that the mortgage is a valid and enforceable first priority mortgage lien on the Chicago Heights Mill; and

                    (iii) a survey, in form and substance reasonably satisfactory to Agent, of the Chicago Heights Mill dated a recent date, acceptable to Agent and certified by a licensed professional surveyor in a manner reasonably satisfactory to the Agent.

          5. Representations and Warranties of the Borrowers. The Borrowers represent and warrant that:

               (a) The execution, delivery and performance by each of the Borrowers of this Agreement have been duly authorized by all necessary corporate action and that this Agreement is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally;

               (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof; and

               (c) After giving effect to this Agreement, no Default or Unmatured Default has occurred and is continuing.

          6. Effective Date. This Agreement shall be effective as of the date set forth above upon the execution and delivery hereof by the Collateral Agent and the Majority Lenders, provided, however, the Releases shall be effective as of February 19, 1999.

          7.  Reference to and Effect Upon the Credit Agreement.

               (a) The Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (b) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Collateral Agent, Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.

          8. Costs and Expenses. The Company hereby affirms its obligation under Section 11.04 of the Credit Agreement to reimburse the Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement, and with the preparation, negotiation, execution and delivery of the collateral release documents, including but not limited to the attorneys' fees and time charges of attorneys for the Agent with respect thereto.

          9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                            (signature pages follow)

                             ABC-NACO INC.

                                 /s/ Vincent V. Rea
                             By: _______________________________________

                                    Vice President & Corporate Treasurer
                             Title: ____________________________________

                             ABC-NACO de MEXICO S.A. de C.V.

                                 /s/ Vincent V. Rea
                             By: _______________________________________

                                    Vice President & Corporate Treasurer
                             Title: ____________________________________

                             DOMINION CASTINGS LIMITED

                                 /s/ Vincent V. Rea
                             By: _______________________________________

                                    Vice President & Corporate Treasurer
                             Title: ____________________________________

                             BANK OF AMERICA, NATIONAL
                             ASSOCIATION,
                             as Agent

                                 /s/ David A. Johanson
                             By: __________________________________
                                    David A. Johanson

                                    Vice President
                             Title: _______________________________

                             BANK OF AMERICA, NATIONAL
                             ASSOCIATION,
                             Individually as a Lender and as the Issuing Lender

                                 /s/ John J. Campenella
                             By: __________________________________

                                    Senior Vice President
                             Title: _______________________________

                             ABN AMRO BANK  N.V., as a Lender

                                 /s/ David J. Thomas
                             By: __________________________________

                                    Group Vice President
                             Title: _______________________________

                                 /s/ Carla  Walker
                             By: __________________________________

                                    Assistant Vice President
                             Title: _______________________________

                             BANKBOSTON, N.A., as a Lender


                             By: /s/ Mark Fawcett
                                 ----------------------------------
                                 MARK FAWCETT

                             Title: VICE PRESIDENT
                                    -------------------------------

                             BANK ONE, NA (Main Office Chicago),
                             as a Lender

                                 /s/ Kevin L. Gillen
                             By: ----------------------------------
                                 KEVIN L. GILLEN

                             Title: VICE PRESIDENT
                                    -------------------------------

                             HARRIS TRUST AND SAVINGS BANK, as a
                             Lender

                                 /s/ Patrick J. McDonnell
                             By: __________________________________

                                    Vice President
                             Title: _______________________________

                             LASALLE NATIONAL BANK, as a Lender

                                 /s/ Terri A. Maurer
                             By: __________________________________
                                 TERRI A. MAURER

                                    VICE PRESIDENT
                             Title: _______________________________

                             THE NORTHERN TRUST COMPANY, as a Lender

                                 /s/ Anne P. Rahm
                             By: __________________________________

                                    Second Vice President
                             Title: _______________________________

                             PNC BANK, NATIONAL ASSOCIATION, as a
                             Lender

                                 /s/ Robert A. Krasnow
                             By: __________________________________

                                    Senior Vice President
                             Title: _______________________________

                             U.S. BANK NATIONAL ASSOCIATION, as a
                             Lender

                                 /s/ Megan G. Mourning
                             By: __________________________________
                                 MEGAN G. MOURNING

                                    VICE PRESIDENT
                             Title: _______________________________

                             BANK OF AMERICA CANADA, as Canadian
                             Revolving Lender

                                 /s/ Richard J. Hall
                             By: __________________________________
                                 Richard J. Hall

                                    Vice President
                             Title: _______________________________

                             FIRSTAR BANK MILWAUKEE, N.A., as a Lender

                                 /s/ Joe R. Fuller
                             By: __________________________________

                                    Vice President
                             Title: _______________________________